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                                                                      EXHIBIT 99

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11-K


(Mark One):

  X     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
------  EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1999

                                       OR


        TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES ------ EXCHANGE ACT OF 1934


            For the transition period from __________ to ___________


                         Commission file number 1-13782


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

         Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust



B. Name of issuer of the securities held pursuant to the plan and the address of the principal executive office.


                 Westinghouse Air Brake Technologies Corporation
                              1001 Air Brake Avenue
                              Wilmerding, PA 15148




================================================================================

WESTINGHOUSE AIR BRAKE COMPANY
EMPLOYEE STOCK OWNERSHIP PLAN

Financial Statements and Schedules
As of December 31, 1999 and 1998
Together With Report of
Independent Public Accountants

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                       FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1999 AND 1998


                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                   1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for
     Benefits - December 31, 1999 and 1998                                2-3

   Statements of Changes in Net Assets Available for
     Benefits for the Years Ended December 31, 1999 and 1998              4-5

NOTES TO FINANCIAL STATEMENTS                                            6-11

SCHEDULES SUPPORTING FINANCIAL STATEMENTS:

   Item 4i - Schedule of Assets Held for Investment
     Purposes - December 31, 1999                                     Schedule I

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Westinghouse Air Brake Company
Employee Stock Ownership Plan:

We have audited the accompanying statements of net assets available for benefits of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Arthur Andersen LLP

Pittsburgh, Pennsylvania,
   June 19, 2000

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1999

                                                               Allocated         Unallocated            Total
                                                              -----------        ------------        ------------
ASSETS:
   Short-term investments                                     $       418        $      4,869        $      5,287
   Investment in Westinghouse Air Brake Company common
     stock, at market value                                    16,115,349         148,497,849         164,613,198
   Interest receivable                                                  5                  33                  38
                                                              -----------        ------------        ------------

                  Total assets                                 16,115,772         148,502,751         164,618,523

LIABILITIES:
   Loan payable to employer                                            --         137,213,562         137,213,562
                                                              -----------        ------------        ------------

                  Total liabilities                                    --         137,213,562         137,213,562
                                                              -----------        ------------        ------------

NET ASSETS AVAILABLE FOR BENEFITS                             $16,115,772        $ 11,289,189        $ 27,404,961
                                                              ===========        ============        ============

         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                DECEMBER 31, 1998


                                                               Allocated         Unallocated            Total
                                                              -----------        ------------        ------------
ASSETS:
   Short-term investments                                     $       899        $      4,456        $      5,355
   Investment in Westinghouse Air Brake Company common
     stock, at market value                                    18,205,893         209,013,328         227,219,221
   Interest receivable                                                  3                  18                  21
                                                              -----------        ------------        ------------

                  Total assets                                 18,206,795         209,017,802         227,224,597

LIABILITIES:
   Loan payable to employer                                            --         137,507,561         137,507,561
                                                              -----------        ------------        ------------

                  Total liabilities                                    --         137,507,561         137,507,561
                                                              -----------        ------------        ------------

NET ASSETS AVAILABLE FOR BENEFITS                             $18,206,795        $ 71,510,241        $ 89,717,036
                                                              ===========        ============        ============


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                  Allocated           Unallocated             Total
                                                                 ------------         ------------         ------------
ADDITIONS:
   Employer contributions                                        $         --         $ 12,086,259         $ 12,086,259
   Dividends                                                           27,157              344,460              371,617
   Allocation of 192,292 shares of Westinghouse Air Brake
     Company common stock, at market                                3,413,183                   --            3,413,183
                                                                 ------------         ------------         ------------

                  Total additions                                   3,440,340           12,430,719           15,871,059

DEDUCTIONS:
   Allocation of 192,292 shares of Westinghouse Air Brake
     Company common stock, at market                                       --            3,413,183            3,413,183
   Net depreciation in fair value of investments                    5,052,627           57,048,591           62,101,218
   Benefit payments                                                   478,736                   --              478,736
   Interest expense                                                        --           12,189,997           12,189,997
                                                                 ------------         ------------         ------------

                  Total deductions                                  5,531,363           72,651,771           78,183,134
                                                                 ------------         ------------         ------------
                  Net increase (decrease)                          (2,091,023)         (60,221,052)         (62,312,075)


NET ASSETS AVAILABLE FOR BENEFITS:
   Beginning of year                                               18,206,795           71,510,241           89,717,036
                                                                 ------------         ------------         ------------

   End of year                                                   $ 16,115,772         $ 11,289,189         $ 27,404,961
                                                                 ============         ============         ============


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                  Allocated         Unallocated             Total
                                                                 -----------        ------------         ------------
ADDITIONS:
   Employer contributions                                        $        --        $ 12,366,102         $ 12,366,102
   Dividends                                                          18,613             353,796              372,409
   Allocation of 198,735 shares of Westinghouse Air Brake
     Company common stock, at market                               4,856,587                  --            4,856,587
                                                                 -----------        ------------         ------------

                  Total additions                                  4,875,200          12,719,898           17,595,098

DEDUCTIONS:
   Allocation of 186,720 shares of Westinghouse Air Brake
     Company common stock, at market                                      --           4,856,587            4,856,587
   Net depreciation in fair value of investments                     699,424          10,388,067           11,087,491
   Benefit payments                                                  494,299                  --              494,299
   Interest expense                                                       --          11,162,947           11,162,947
                                                                 -----------        ------------         ------------

                  Total deductions                                 1,193,723          26,407,601           27,601,324
                                                                 -----------        ------------         ------------
                  Net increase (decrease)                          3,681,477         (13,687,703)         (10,006,226)


NET ASSETS AVAILABLE FOR BENEFITS:
   Beginning of year                                              14,525,318          85,197,944           99,723,262
                                                                 -----------        ------------         ------------

   End of year                                                   $18,206,795        $ 71,510,241         $ 89,717,036
                                                                 ===========        ============         ============


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                          EMPLOYEE STOCK OWNERSHIP PLAN


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998


1. DESCRIPTION OF THE PLAN:

The following description of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information. The accompanying financial statements should be read in conjunction with the December 31, 1999 and 1998, Annual Report on Form 10-K for Westinghouse Air Brake Company.

General

Westinghouse Airbrake Technologies Corporation, (formerly Westinghouse Air Brake Company), (Wabtec or the "Company") established the Plan effective January 1, 1995, amended and restated effective January 1, 1997, as a leveraged employee stock ownership plan (ESOP). The Plan is designed to comply with Section 4975(e)(7) and the regulations thereunder of the Internal Revenue Code of 1986, as amended (the Code), and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Overall responsibility for administering the Plan rests with the plan administrative committee (the Committee) which is appointed by the Board of Directors of the Company. The Plan's trustee, U.S. Trust Company of California, N.A., is responsible for the management and control of the Plan's assets and has discretionary responsibility for the investment and management of such assets. The investment valuations are certified as complete and accurate by the trustee.

The Plan purchased shares of Company common stock using the proceeds of a loan from Wabtec (see Note 4) and holds the stock in a trust established under the Plan. The loan is to be repaid over a period of 50 years, and is required to be funded by Company contributions to the trust fund. As the Plan makes each payment of principal, an appropriate percentage of stock will be allocated to eligible employees' accounts in accordance with applicable regulations under the Code.

The unallocated shares of stock collateralize the borrowing. Shares no longer serve as collateral once they are allocated under the ESOP. Accordingly, the financial statements of the Plan present separately the assets and liabilities and changes therein pertaining to the following:

o    The accounts of employees with vested rights in allocated stock
     (allocated).

o    Stock not yet allocated to employees (unallocated).

Vesting

Employees become fully vested upon completion of five years of continuous service, attainment of normal retirement or termination of service by reason of death. The unvested portion of a participant's account will be reallocated to the accounts of the remaining participants.

Eligibility

Employees of Wabtec and its participating subsidiaries, who were eligible to participate in the Westinghouse Air Brake Company Savings Plan as of December 31, 1994, were automatically participants in the Plan on January 1, 1995. All other employees who may become eligible to participate in the Plan would do so on the later of January 1, 1995, or after performing one hour of salaried service.

Employer Contributions

Wabtec is obligated to make contributions to the Plan which, when aggregated with the Plan's dividends and interest earnings, equal the amount necessary to enable the Plan to make its regularly scheduled payments of principal and interest due on its term loan.

Participant Accounts

The Plan is a defined contribution plan under which separate individual accounts are established for each participant. Each participant's account is credited as of the last day of each plan year with an allocation of shares of Wabtec common stock released by the trustee from the suspense account and forfeitures of terminated participants' nonvested accounts. Only those participants who are eligible employees of the Company as of the last day of the plan year will receive an allocation. Shares are allocated to participant accounts based on a two-step process. First, the participant accounts are matched up to 3% of the value of the participant's contributions to the Westinghouse Air Brake Company Savings Plan. Second, the remaining shares released are allocated proportionately to each participant's salary.

Benefits

Distributions must commence in accordance with the following rules:

       Distributions Before January 1, 1999

       Except as described below, for a participant who reaches age 70 1/2 during a plan year ending before January 1, 1999, or for a participant who is a five percent owner of the Company, distributions of such participant's benefits must commence no later than April 1 of the calendar year next following the calendar year in which the participant attains age 70 1/2.

       Distributions After January 1, 1999

       For a participant (other than a five percent owner) who reaches age
       70 1/2 during a plan year commencing on or after January 1, 1999, distributions of such participant's benefits must commence no later than April 1 of the calendar year next following the later of (i) the calendar year in which the participant attains age 70 1/2 or (ii) the calendar year in which the participant terminates employment for any reason.

       Optional Distribution Elections

       Effective as of January 1, 1998, any active participant who is not a five percent owner and who would otherwise be required to commence distributions (or has already commenced distributions) in accordance with the first paragraph described above, may elect, in accordance with procedures established by the Committee, to defer commencement of his distributions (or, if applicable, suspend his ongoing distributions) until his termination of employment in accordance with the paragraph above.

If distribution has commenced and the participant dies before his entire account has been distributed to him, the remaining portion of his account will be distributed to his beneficiary under the method used prior to the participant's death.

Participant benefits will generally be paid in cash. In connection with such distribution, the participant's accounts are to be converted based upon the fair market value of the WABTEC stock with the resulting cash balance paid to the participant.

Plan Termination

Wabtec reserves the right to terminate the Plan at any time, subject to Plan provisions and the applicable provisions of ERISA. If the Plan were to terminate, participants will become 100% vested in their accounts. Each participant's interest in the trust would be distributed to such participant or his beneficiary at the time prescribed by the Plan and the Code. Upon termination of the Plan, the Committee will direct the trustee to pay all liabilities and expenses of the trust fund and to sell shares of encumbered stock held in the loan suspense account, if any, to the extent such sale is necessary in order to repay any outstanding loans. Due to the depreciation in the stock price during the year, management is currently evaluating alternatives to continuing the plan under the current structure. (See Note 3)

2. SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported increases and decreases in net assets available for Plan benefits during the reporting period. Actual results could differ from those estimates.

Investments

As of December 31, 1999 and 1998, investments in Wabtec common stock are stated at market value.

Operating Expenses

Wabtec pays all expenses of maintaining the Plan.

Net Appreciation (Depreciation) in Fair Value of Investments

Net realized and unrealized appreciation (depreciation) is recorded in the accompanying financial statements as net appreciation (depreciation) in fair value of investments.

3. INVESTMENTS:

The Plan is invested in shares of Wabtec common stock. These shares are held in a bank-administered trust fund.

Disclosure of 5% Investments

The fair market value of individual assets that represent 5% or more of the Plan's net assets as of December 31, are as follows:

                                                                     1999                 1998
                                                                 ------------          ------------
Westinghouse Airbrake Technologies
    Corporation common stock                                     $164,613,198          $227,219,221
                                                                 ============          ============

The fair value and change in fair value as of and during 1999 and 1998 are as follows:

                                                                                                      Net Depreciation
                                                                                                      in Fair Value of
                                                                                                       Investments for
                                                                              Fair Value at            the Year Ended
                                                           Number             December 31,              December 31,
                                                         of Shares               1999(a)                    1999
                                                         ---------            ------------               -----------
     Fair value of Wabtec common stock-
         Allocated to participant accounts                 907,907            $ 16,115,349               $ 5,052,627
         Held in trust (unallocated)                     8,366,076             148,497,849                57,048,591
                                                         ---------            ------------               -----------

                                                         9,273,983            $164,613,198               $62,101,218
                                                         =========            ============               ===========

                                                                                                      Net Appreciation
                                                                                                      in Fair Value of
                                                                                                       Investments for
                                                                              Fair Value at            the Year Ended
                                                           Number             December 31,              December 31,
                                                         of Shares                1998                      1998
                                                         ---------            ------------               -----------
     Fair value of Wabtec common stock-
         Allocated to participant accounts                 744,987            $ 18,205,893               $   699,424
         Held in trust (unallocated)                     8,552,796             209,013,328                10,388,067
                                                         ---------            ------------               -----------

                                                         9,297,783            $227,219,221               $11,087,491
                                                         =========            ============               ===========

(a) Fair value of the Wabtec stock declined from $17.75 per share at December 31, 1999 to $10.94 on June 19, 2000.


4. LOAN PAYABLE:

In 1995, the Plan entered into a $140,040,000 term loan agreement with Wabtec. The proceeds of the loan were used to purchase 9,336,000 shares of Wabtec common stock at $15 per share. Unallocated shares are collateral for the loan. The agreement provides for the loan to be repaid over 50 years, and bears interest at 8.5%.

The scheduled amortization of the loan for the next five years and thereafter is as follows:

                2000                                       $308,138
                2001                                        334,330
                2002                                        362,748
                2003                                        393,582
                2004                                        427,037

5. Tax Status:

The Internal Revenue Service issued a favorable determination letter dated June 5, 1996, stating that the Plan was in accordance with applicable plan design requirements as of that date.

6. RECONCILIATION TO FORM 5500:

As of December 31, 1999, the Plan had $1,246,351 of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1999:

                                                        Benefits        Net Assets (Deficit)
                                      Benefits         Payable to      Available for Benefits
                                      Expense         Participants       December 31, 1999
                                     ----------       ------------     ----------------------
     Per financial statements        $  478,736        $       --           $ 27,404,961
     Accrued benefit payments         1,246,351         1,246,351             (1,246,351)
                                     ----------        ----------           ------------

     Per Form 5500                   $1,725,087        $1,246,351           $ 26,158,610
                                     ==========        ==========           ============

                                                                     SCHEDULE I



                         WESTINGHOUSE AIR BRAKE COMPANY
                          EMPLOYEE STOCK OWNERSHIP PLAN
                                PLAN NUMBER: 008
                                 EIN: 25-1615902

            ITEM 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1999


                                            Description of Investment,
    Identity of Issuer,                    Including Maturity Date, Rate
      Borrower, Lessor                     of Interest, Collateral, Par                                  Current
      or Similar Party                           or Maturity Value                       Cost             Value
------------------------------    -----------------------------------------------    ------------      ------------
                                  SHORT-TERM INVESTMENTS

*U.S. Trust Company               U.S. Trust Company of California
   of California,                   Trust Department Market Rate
   N.A.                             Account                                          $      5,287      $      5,287

                                  Common Stock

*Westinghouse                     9,273,983 shares of common
   Air Brake                        stock                                             139,110,373       164,613,198
                                                                                     ------------      ------------
   Company
                                  TOTAL ASSETS HELD FOR
                                    INVESTMENT PURPOSES                              $139,115,660      $164,618,485
                                                                                     ============      ============

* Indicates a Party-in-Interest.




            Accompanying notes are an integral part of this schedule

                                    SIGNATURE

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                Westinghouse Air Brake Technologies Corporation


                                By /s/ Robert J. Brooks
                                  ------------------------
                                       Robert J. Brooks
                                   Chief Financial Officer




June 28, 2000




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